SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 7, 2010, the Board of Directors of CapLease, Inc. (the “Company”) adopted two new corporate governance policies: (i) stock ownership guidelines for the Company’s directors and executive officers and (ii) an incentive compensation claw back policy applicable to the Company’s executive officers.  The new policies are described below and are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

Stock Ownership Guidelines

The Company’s stock ownership guidelines include the following minimum stock ownership standards for the Company’s executive officers and non-employee directors:

Title	Guideline
Chief Executive Officer	A multiple of 4x annual base salary
Chief Financial Officer	A multiple of 3x annual base salary
All other Executive Officers	A multiple of 2x annual base salary
Directors	A multiple of 3x annual stock award retainer

For purposes of the guidelines, ownership will include (i) shares owned directly by the individual or his or her family members residing in the same household, (ii) shares held in an individual’s IRA account, (iii) shares held in CapLease’s 401(k) plan, (iv) shares owned by an individual pursuant to CapLease’s 2004 Stock Incentive Plan or successor plan, whether vested or unvested, (v) shares held in a grantor trust for the benefit of the individual or his or her immediate family members residing in the same household, and (vi) shares owned by a partnership, limited liability company or other entity to the extent of the individual’s interest therein (or the interest therein of his or her immediate family members residing in the same household), but only if the individual has or shares power to vote or dispose of the shares.

The Company’s directors and executive officers in office at the time of adoption are required to be in compliance immediately.  Any future directors or executive officers will have five years from appointment to achieve compliance.

As of the date of this Current Report on Form 8-K, all of the Company’s directors and executive officers are in compliance with the stock ownership guidelines.

Claw Back Policy

Under the Company’s claw back policy, the Board of Directors may recover incentive compensation paid to any current or former executive officer of the Company if all of the following conditions apply:

•
the Company’s financial statements are required to be restated due to material non-compliance with any financial reporting requirements under the federal securities laws (other than a restatement due to a change in accounting rules);

•	as a result of such restatement, a performance measure which was a material factor in determining the award is restated; and

•	in the discretion of the compensation committee, a lower payment would have been made to the executive officer based upon the restated financial results.

The claw back policy applies to any incentive compensation paid on or after December 7, 2010 and the recovery period is the three (3) year period preceding the date on which the Company is required to prepare the accounting restatement.

The description of the Company’s stock ownership guidelines and incentive compensation claw back policy is qualified by reference to the complete policies that are attached hereto as exhibits and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	CapLease, Inc. Stock Ownership Guidelines for Directors and Executive Officers

99.2	CapLease, Inc. Claw Back Policy applicable to Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes Vice President, General Counsel and Corporate Secretary

DATE: December 9, 2010